Exhibit 10.8

Execution Version

SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

By and Among

GLOBAL MEDICAL REIT L.P.,

INTER-AMERICAN MANAGEMENT, LLC,

and,

For the Sole Purpose of Acknowledging that it Consents to the Amendment and

Restatement of the Amended and Restated Management Agreement and to the Execution

of this Second Amended and Restated Management Agreement,

GLOBAL MEDICAL REIT INC.

SECOND AMENDED AND RESTATED

ASSET MANAGEMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”), dated as of the 9th day of July, 2020, (the “Effective Date”), is entered into by and among Global Medical REIT L.P., a Delaware limited partnership (the “Operating Partnership”), Inter-American Management, LLC, a Delaware limited liability company (the “Manager”), and, for the sole purpose of acknowledging that it consents to the amendment and restatement of the Previous Management Agreement (as defined below) and to the execution of this Second Amended and Restated Management Agreement, Global Medical REIT Inc., a Maryland corporation (“GMRE”). Capitalized terms used herein shall have the meanings ascribed to them in ARTICLE I below.

W I T N E S S E T H

WHEREAS, the Manager has been providing management services to the Operating Partnership pursuant to that certain amended and restated management agreement dated December 1, 2016 (the “Previous Management Agreement”) by and between the Manager and GMRE;

WHEREAS, as of the Effective Date, GMRE has transferred ownership of 100% of the membership interests in the Manager to the Operating Partnership as a capital contribution, thereby causing the Manager to become wholly owned by the Operating Partnership;

WHEREAS, the Operating Partnership and the Manager desire, with the consent of GMRE, to amend and restate the Previous Management Agreement, in its entirety, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings specified below:

Asset Management Fee means the fee payable to the Manager pursuant to ARTICLE VI.

Board means the board of directors of GMRE, as of any particular time.

Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Gross Operating Expenses shall mean the aggregate (without duplication) expenses actually incurred by the Manager in connection with the services performed by the Manager under this Agreement, including salaries, wages, bonuses, payroll taxes; and employee benefits

(including, but not limited to, life, medical, disability insurance, retirement and other benefits) incurred by Manager.

Investment Guidelines means the general criteria, parameters and policies relating to the Properties as established by the Board, as the same may be modified from time-to-time.

Partnership Agreement means the limited partnership agreement of the Operating Partnership, as it may be amended from time to time.

Properties means any properties held, directly or indirectly, by the Operating Partnership, at a given time.

ARTICLE II

APPOINTMENT

The Operating Partnership hereby appoints the Manager to serve as its asset manager on the terms and conditions set forth in this Agreement, and the Manager hereby accepts such appointment.

ARTICLE III

DUTIES OF THE MANAGER

The Manager is responsible for managing, operating, directing, and supervising the operations and administration of the Operating Partnership and its assets. Subject to the limitations set forth in this Agreement, including ARTICLE IV hereof and the continuing and exclusive authority of the Board over the management of GMRE and its subsidiaries, the Manager shall, either directly or by engaging an affiliate or third party, perform the following duties:

(i)Serve as the Operating Partnership’s asset manager and, where reasonably requested, provide the Operating Partnership with reports relating to the operation and maintenance of the Properties;

(ii)Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Operating Partnership and its Properties, including (a) providing executive and administrative personnel, office space, and office services required in rendering services to the Operating Partnership, (b) providing to GMRE, at the request of the Board, the services of its senior management team to act as GMRE’s chief executive officer, president, chief financial officer, treasurer, general counsel, secretary, chief investment officer, chief operating officer, and senior vice president, SEC reporting and technical accounting, of GMRE, and (c) collecting revenues (including, but not limited to, rent from the Properties) and paying the Operating Partnership’s and its subsidiaries’ debts and obligations (including, but not limited to, Property operating expenses), maintaining appropriate computer services to perform such administrative functions, maintaining and administering separate bank accounts and books of account on behalf of the Operating Partnership, and rendering appropriate accountings of such collections and payments to the Board and, upon request of the Board, to the auditors of GMRE;

(iii)Prepare statements documenting the operating expenses of the Operating Partnership incurred during each fiscal quarter, and deliver the same to the Operating Partnership within 40 days following the end of the applicable fiscal quarter;

(iv)Prepare, cause to be prepared, with respect to any Property, (a) reports and information on the Operating Partnership’s operations and asset performance and (b) other information reasonably requested by the Operating Partnership;

(v)Prepare, or cause to be prepared, (a) all reports, financial or otherwise, with respect to the Operating Partnership reasonably required in order for the Operating Partnership to comply with the Partnership Agreement or any other materials required to be filed with any governmental entity or agency, and (b) all materials and data necessary to complete such reports and other materials;

(vi)Prepare regular reports for the Board to enable the Board to review the Operating Partnership’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Guidelines and policies approved by the Board;

(vii)Perform and administer any and all other acts and services that are reasonably necessary in order for the Manager to perform the services described in this Agreement;

(viii)Structure the terms and conditions of the Operating Partnership’s acquisitions, sales and joint ventures;

(ix)Enter into leases and service contracts for the Properties and other investments;

(x)Approve and oversee the Operating Partnership’s debt financing strategies;

(xi)Approve joint ventures, limited partnerships, and other such relationships with third parties;

(xii)Approve any potential liquidity transaction;

(xiii)Obtain market research and economic and statistical data in connection with the Operating Partnership’s investments and investment objectives and policies;

(xiv)Oversee and conduct the due diligence process related to prospective investments;

(xv)Prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for its’ investment committee to evaluate the proposed investments;

(xvi)Negotiate and execute approved investments and other transactions; and

(xvii)any additional services as may from time-to-time be agreed to in writing by the Manager and the Operating Partnership for which the Manager will be compensated on terms to be agreed upon among the parties hereto.

ARTICLE IV

AUTHORITY OF THE MANAGER

Section 4.1      Powers of the Manager. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of GMRE and its subsidiaries, the Manager shall have the power to perform those services described in ARTICLE III hereof. The Manager shall have the power to delegate all or any part of its rights and powers hereunder to such officers, employees, affiliates, agents, and representatives of the Manager or the Operating Partnership as it may deem appropriate. Any authority delegated by the Manager to any other person shall be subject to the limitations on the rights and powers of the Manager specifically set forth in this Agreement.

Section 4.2      Approval by the General Partner. Notwithstanding the foregoing, the Manager may not take any action on behalf of the Operating Partnership without the prior approval of the general partner of the Partnership, Global Medical REIT GP, LLC, a Delaware limited liability company (the “General Partner”), if the Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act, or the policies and procedures adopted by the Operating Partnership require the prior approval of the General Partner. If the General Partner must approve a proposed investment, financing or disposition or chooses to do so, the Manager will deliver to the General Partner all documents required by it to evaluate such investment, financing or disposition.

Section 4.3      Modification or Revocation of Authority of Manager. The Operating Partnership may, at any time upon the giving of notice to the Manager, modify or revoke the authority or approvals set forth in ARTICLE III and this ARTICLE IV hereof.

ARTICLE V

LIMITATION ON ACTIVITIES

Notwithstanding any provision in this Agreement to the contrary, the Manager shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of GMRE to qualify or continue to qualify as a REIT under the Code unless GMRE has determined that it will not seek or maintain REIT qualification, (ii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over GMRE and/or the Operating Partnership or (iii) violate the any of the Operating Partnership’s governing documents. In the event an action that would violate (i) through (iii) of the preceding sentence but such action has been ordered by the Operating Partnership, the Manager shall notify the Operating Partnership of the Manager’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Operating Partnership. In such event, the Manager shall have no liability for acting in accordance with the specific instructions of the Operating Partnership so given.

ARTICLE VI

ASSET MANAGEMENT FEE

Section 6.1     The Operating Partnership shall pay the Manager, as compensation for the services described in ARTICLE III hereof, an Asset Management Fee equal to the Manager’s Gross Operating Expenses, plus 10% of such Gross Operating Expenses.

Section 6.2      The Asset Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the fiscal quarter in which this Agreement is executed. Within 45 days following the last day of each fiscal quarter, the Manager shall deliver to the Operating Partnership the quarterly calculation of the Asset Management Fee with respect to such fiscal quarter and the Operating Partnership shall pay the Manager the Asset Management Fee for such quarter in cash within 15 business days thereafter.

ARTICLE VII

TERM AND TERMINATION OF THE AGREEMENT

This Agreement shall continue indefinitely unless terminated earlier by written notice made by (i) the Operating Partnership or (ii) the Manager.

ARTICLE VIII

INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 8.1      Indemnification. Except as prohibited by the restrictions provided in this Section 8.1, Section 8.2, and Section 8.3, the Operating Partnership shall indemnify, defend, and hold harmless the Manager and its affiliates, including their respective officers, directors, equity holders, partners and employees, from all liability, claims, damages, or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages, or losses and related expenses are not fully reimbursed by insurance.

Section 8.2      Limitation on Indemnification. Notwithstanding the foregoing,  the  Operating Partnership shall not provide for indemnification of the Manager or its affiliates for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Operating Partnership, unless all of the following conditions are met:

(i)The Manager or its affiliates were acting on behalf of or performing services for the Operating Partnership.

(ii)Such liability or loss was not the result of gross negligence or willful misconduct by the Manager or its affiliates.

(iii)Such indemnification or agreement to hold harmless is recoverable only out of the Operating Partnership’s net assets and not from its partners or security holders.

Section 8.3      Limitation on Payment of Expenses. The Operating Partnership shall pay or reimburse reasonable legal expenses and other costs incurred by the Manager or its affiliates in advance of the final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Operating Partnership, (ii) the legal proceeding was initiated by a third party, and (iii) the Manager or its affiliates undertake to repay the amount paid or reimbursed by the Operating Partnership, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Section 8.4     Indemnification by Manager. The Manager shall indemnify and hold harmless the Operating Partnership from contract or other liability, claims, damages, taxes, or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes, or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Manager’s bad faith, fraud, misfeasance, willful misconduct, or gross negligence in the performance of its duties under this Agreement, as determined by a final, nonappealable ruling of a court of competent jurisdiction; provided, however, that the Manager shall not be held responsible for any action of the Operating Partnership in following or declining to follow any advice or recommendation given by the Manager. Any indemnified expense, pursuant to this ARTICLE VIII, which is paid or payable by the Manager, shall be excluded from the definition of Gross Operating Expenses.

ARTICLE IX
MISCELLANEOUS

Section 9.1      Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Operating Partnership:	Global Medical REIT L.P. 4800 Montgomery Lane Suite 440 Bethesda, Maryland 20814
To the Manager:	Inter-American Management, LLC 4800 Montgomery Lane Suite 450 Bethesda, Maryland 20814

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 9.1.

Section 9.2      Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns.

Section 9.3       Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 9.4      Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.

Section 9.5     Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

Section 9.6      Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 9.7      Gender. Words used herein regardless of the number  and  gender  specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

Section 9.8      Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 9.9      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Jamie Barber
GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership

By: Global Medical REIT GP, LLC, a
Delaware limited liability company, its
general partner

By: Global Medical REIT Inc., a
Maryland corporation, its sole member

	By:	/s/ Jamie Barber
		Name:	Jamie Barber
		Title:	General Counsel

INTER-AMERICAN MANAGEMENT,
LLC, a Delaware limited liability
company

By: Global Medical REIT L.P.,
a Delaware limited partnership, its sole
member

By: Global Medical REIT GP, LLC, a
Delaware limited liability company, its
general partner

By: Global Medical REIT Inc., a
Maryland corporation, its sole member

	By:	/s/ Jamie Barber
		Name:	Jamie Barber
		Title:	General Counsel

[Signature Pages to the Amended and Restated Management Agreement]

Global Medical REIT Inc. is executing this Agreement for the sole purpose of acknowledging that it consents to the amendment and restatement of the Previous Management Agreement and to the execution of this Second Amended and Restated Management Agreement by and between the Manager and the Operating Partnership.

Jamie Barber
GLOBAL MEDICAL REIT INC., a
Maryland corporation

	By:	/s/ Jamie Barber
		Name:	Jamie Barber
		Title:	General Counsel

[Signature Pages to the Amended and Restated Management Agreement]